SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant		[X]

Filed by a Party other than the Registrant		[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

Nationwide Variable Insurance Trust
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

Nationwide Variable Insurance Trust
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April 14, 2009
866-450-8587

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     “Thank you for calling the Proxy Services Center for the Nationwide Variable Insurance Trust. My name is <agent name> and this call is being recorded for quality assurance. How may I assist you today?”

(If the shareholder is calling to vote and all proxy related questions have been answered, proceed with voting script)

Again, my name is_____________ , a proxy-voting specialist on behalf ____________  of the Nationwide Variable Insurance Trust. Today’s date is___________ and the time is _______________E.T.

Would you please state your full name and full mailing address?

Are you authorized to vote all shares?

(If yes, proceed with voting process. If no, identify with shareholder which accounts s/he is authorized to vote and proceed with voting process)

The Board of Trustees of the Nationwide Variable Insurance Trust has unanimously approved the proposals as set forth in the material you received and recommend a favorable vote for the proposals. How do you wish to vote your account(s)?

(Record all voted as shareholder requests. State name of Fund and Class in the responses below in the event a shareholder votes shares for more than one Fund)

For Favorable Vote:

Mr. /Ms.

I have recorded your vote as

follows, for your (name of Fund and Class) shares you are voting in favor of the proposal(s) as set forth in the proxy materials you received.

For Non-Favorable Vote:

Mr. /Ms.

I have recorded your vote as

follows, for your (name of Fund and Class) shares you are voting to withhold the proposal(s) as set forth in the proxy materials you received.

For Abstentions:

Mr. /Ms. I have recorded your vote as follows, for your (name of Fund and Class) shares you are abstaining on the proposal(s) as set forth in the proxy materials you received.

You will receive a written confirmation of your vote. If you wish to make any changes, you may contact us by calling 866-450-8587. You may revoke your proxy at any time as explained in the section titled “Important Shareholder Information” of your proxy statement or by attending the Meeting and voting in person. Thank you very much for your participation and have a great day/evening.

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Thank you for calling the Proxy Services Center for the Nationwide Variable Insurance Trust. Our offices are now closed. Please call us back during our normal business hours which are, Monday through Friday, 9:30 AM to 9:00 PM and Saturday 10:00 AM to 6:00 PM Eastern Time. You may also record your vote online at www.proxyweb.com. Thank you.

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Thank you for calling the Proxy Services Center for the Nationwide Variable Insurance Trust. Our proxy specialists are currently assisting other shareholders. Your call is important to us. Please continue to hold and your call will be answered in the order in which it was received.

END OF CAMPAIGN MESSAGE

“Thank you for calling the Broadridge Proxy Services Center for the Nationwide Variable Insurance Trust. The Shareholder meeting has been held and as a result, this toll free number is no longer in service for proxy related shareholder calls. If you have questions about your Nationwide Variable Insurance Trust Fund please contact your Financial Advisor or call the Nationwide Variable Insurance Trust at 800-848-0920. Thank you for investing in the Nationwide Variable Insurance Trust."